================================================================================

                                                                   EXHIBIT 10.15



                     SUBSCRIPTION AND INVESTMENT AGREEMENT


                              DATED JULY 21, 1997


                                     AMONG


                      SASKTEL HOLDING (NEW ZEALAND) INC.


             SASKATCHEWAN TELECOMMUNICATIONS HOLDING CORPORATION,


                        UIH NEW ZEALAND HOLDINGS, INC.


                     UIH ASIA/PACIFIC COMMUNICATIONS, INC.


                                      AND


                         SATURN COMMUNICATIONS LIMITED



================================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1 - DEFINITIONS........................................................................................  1

ARTICLE 2 - PURCHASE AND SALE..................................................................................  3
     2.01        Closing.......................................................................................  3
     2.02        Subscription for Stock........................................................................  3
     2.03        Purchase Price................................................................................  3
     2.04        Issue of Investor Shares......................................................................  4

ARTICLE 3 - REPRESENTATIONS AND WARRANTIESOF UIH AND THE COMPANY...............................................  5
     3.01        Organization, Corporate Power and Authorization...............................................  5
     3.02        No Violation..................................................................................  6
     3.03        Company Capitalization........................................................................  6
     3.04        Financial Statements..........................................................................  7
     3.05        Taxes.........................................................................................  8
     3.06        Litigation....................................................................................  8
     3.07        Licenses......................................................................................  9
     3.08        Assets........................................................................................  9
     3.09        Contracts.....................................................................................  9
     3.10        Compliance with Laws..........................................................................  9
     3.11        Consents......................................................................................  9
     3.12        Brokers.......................................................................................  9
     3.13        Transactions with UIH.........................................................................  9
     3.14        Director, Officer and Employee Matters........................................................ 10
     3.15        Insurance..................................................................................... 10
     3.16        Subsidiaries.................................................................................. 10
     3.17        Intellectual Property......................................................................... 10
     3.18        Environmental................................................................................. 10
     3.19        Information About System...................................................................... 11

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF INVESTOR......................................................... 12
     4.01        Authority..................................................................................... 12
     4.02        No Violation.................................................................................. 12
     4.03        Brokers....................................................................................... 12

ARTICLE 5 - CONDUCT PENDING THE CLOSING........................................................................ 13
     5.01        Business in Ordinary Course................................................................... 13
     5.02        Books and Records............................................................................. 13
     5.03        Representations and Warranties................................................................ 13
     5.04        Full Access................................................................................... 13

     5.05        Conditions.................................................................................... 13

ARTICLE 6 - CONDITIONS OF INVESTOR'S OBLIGATIONS............................................................... 13
     6.01        Corporate Action.............................................................................. 13
     6.02        Receipt of Consents........................................................................... 14
     6.03        Performance................................................................................... 14
     6.04        Representations and Warranties True and Complete.............................................. 14
     6.05        No Legal Proceedings.......................................................................... 14
     6.06        Interconnect Agreement........................................................................ 14
     6.07        Investor Consents and Approvals............................................................... 14
     6.08        Conversion of Certain Indebtedness............................................................ 14

ARTICLE 7 - CONDITIONS OF THE COMPANY'S AND UIH'S OBLIGATIONS.................................................. 15
     7.01        Corporate Action.............................................................................. 15
     7.02        Receipt of Consents........................................................................... 15
     7.03        Performance by Investor....................................................................... 15
     7.04        Truth of Representations and Warranties....................................................... 15
     7.05        No Legal Proceedings.......................................................................... 15

ARTICLE 8 - DELIVERIES BY THE PARTIES.......................................................................... 15
     8.01        Company Deliveries at Closing................................................................. 15
     8.02        UIH Deliveries at Closing..................................................................... 16
     8.03        Investor Deliveries at Closing................................................................ 16
     8.04        Shareholders Agreement........................................................................ 17
     8.05        Technical Assistance Agreement................................................................ 17

ARTICLE 9 - MUTUAL COVENANTS................................................................................... 17
     9.01        Compliance with Conditions.................................................................... 17
     9.02        Confidentiality............................................................................... 17
     9.03        Annual Budget and Long-Range Plan of the Company.............................................. 18
     9.04        Repayments to UIH............................................................................. 18

ARTICLE 10 - SURVIVAL.......................................................................................... 18
     10.01       Survival...................................................................................... 18
     10.02       Indemnification............................................................................... 18

ARTICLE 11 - GUARANTEES........................................................................................ 18
     11.01       UAP Guarantee................................................................................. 18
     11.02       STHC Guarantee................................................................................ 18
     11.03       General....................................................................................... 19

ARTICLE 12 - TERMINATION....................................................................................... 19

ARTICLE 13 - NOTICES........................................................................................... 19

ARTICLE 14 - MISCELLANEOUS..................................................................................... 20
     14.01       Further Assurances............................................................................ 20
     14.02       Headings...................................................................................... 20
     14.03       Counterparts.................................................................................. 21
     14.04       Amendments.................................................................................... 21
     14.05       Assignment.................................................................................... 21
     14.06       Entire Agreement.............................................................................. 21
     14.07       No Waiver..................................................................................... 21
     14.08       Severability.................................................................................. 21
     14.09       Governing Law................................................................................. 21

Schedules

     3.04(c)        Transactions since Interim Balance Sheet
     3.06           Litigation
     3.08           Tangible Personal Property; Real Property;
                    Third-Party Interests in Assets
     3.09           Contracts
     3.11           Consents
     3.13           Amounts Owed to UIH and Affiliates
     3.14           Director, Officer and Employee Matters
     3.15           Insurance
     3.16           Subsidiaries
     3.17           Intellectual Property
     3.18(d)        Contaminants
     3.18(e)        Environmental Permits
     3.18(f)        Environmental Proceedings
     3.19(a)        System Information
     3.19(b)        System Construction Estimation Procedure

Exhibits

     A    Form of New Constitution
     B    Form of Shareholders Agreement
     C    Form of Opinion of Company Counsel
     D    Form of Opinion of UIH Counsel
     E    Form of Opinion of Investor Counsel
     F    Form of Technical Assistance Agreement
     G    Initial Annual Budget [To be attached]

                     SUBSCRIPTION AND INVESTMENT AGREEMENT


     This Subscription and Investment Agreement, dated as of July 21, 1997, is among SaskTel Holding (New Zealand) Inc., a Saskatchewan corporation ("Investor"), Saskatchewan Telecommunications Holding Corporation, a Saskatchewan Crown corporation ("STHC"), UIH New Zealand Holdings, Inc., a Colorado corporation ("UIH"), UIH Asia/Pacific Communications, Inc., a Delaware corporation ("UAP") and Saturn Communications Limited, a company incorporated under the New Zealand Companies Act 1993 (the "Company").

RECITALS

     A. Investor is a wholly owned subsidiary of STHC. Investor desires to subscribe for, and the Company desires to issue and sell, such number of ordinary shares of the Company as will entitle Investor to hold 35% of the share capital of the Company for the consideration and on the terms and conditions set forth herein.

     B. UIH is an indirect wholly owned subsidiary of UAP. UIH holds 500,000 shares of the Company's issued ordinary shares, which represent 100% of the issued shares of capital stock of the Company. Prior to the Closing, UIH will be issued 150,000 additional ordinary shares.

     C. UAP and STHC have agreed to guarantee certain of the covenants, representations and warranties made herein by their respective subsidiaries.

     D. In connection with Investor's subscription and investment pursuant to this Agreement, UIH, Investor and the Company shall execute and deliver a shareholders agreement.


AGREEMENT

                            ARTICLE 1 - DEFINITIONS

     As used herein, the following terms have the following meanings (terms defined in the singular to have the same meanings when used in the plural and vice versa):
----------

     Affiliate:  The same meaning as set forth in the Shareholders Agreement.
     ---------

     Agreement:  This Subscription and Investment Agreement including the
     ---------
Exhibits attached hereto.

     Assets:  All of the properties, assets, privileges, rights, interests,
     ------
claims and goodwill of the Company, real and personal, tangible and intangible, of every type and description, whether owned or leased or otherwise possessed, used, held for use or usable in the Company's business.

     Contaminant:  Any substance which when released to the natural environment
     -----------
is likely to cause, immediately or at some future time, material harm or degradation to the natural environment or risk to human health.

     Contract:  All material contracts, mortgages, deeds of trust, bonds,
     --------
leases, licenses, notes, franchises, certificates, options, warrants, rights, or other such instrument, document or written agreement, to which the Company is a party, or by which the Company or a material portion of its Assets is or may be bound.

     Environmental Requirements:  Any New Zealand law, regulation or by-law
     --------------------------
relating to environmental protection, dangerous goods or poisons, chemicals, toxic substances, wastes or pesticides.

     Judgment:  Any judgment, writ, order or decree of or by any court, judge,
     --------
justice or magistrate, including any bankruptcy court or judge, and any order of or by any governmental authority.

     Law:  The common law and any statute, ordinance, or other law, rule,
     ---
regulation, binding order, in each case having legally binding effect, enacted, promulgate or made by any New Zealand governmental authority or court thereof.

     Licenses:  Franchises, licenses, permits, operating authorizations and
     --------
approvals from government or other authorities, and all material rights-of-way, necessary to construct, own and operate lawfully multi-channel television and business and residential telephony systems in a specified geographical area.

     Lien:  Any security agreement, conditional sale or other title retention
     ----
agreement, any lease, consignment or bailment given for security purposes, any lien, charge, mortgage, pledge, option, encumbrance, of any kind, which (i) creates or confers or purports to create or confer an interest in property to secure payment or performance of a liability, obligation or claim, or which retains or reserves or purports to retain or reserve such an interest for such purpose, (ii) grants to any person the right to purchase or otherwise acquire, or obligates any person to sell or otherwise dispose of, or otherwise results or may result in any person acquiring, any property or interest in property, (iii) restricts or may restrict the transfer of any property.

     New Constitution.  Constitution of the Company substantially in the form
     ----------------
attached hereto as Exhibit A, to be adopted pursuant to Section 6.01(a).

     Person:  Any natural person, corporation, general or limited partnership,
     ------
joint venture, trust, association, unincorporated entity of any kind, governmental or local authority or any other entity.

     Primary Properties:  The Properties owned or leased by the Company but
     ------------------
excluding the real property easements and other rights granted to the Company for use in the construction and use of its network.

     Properties:  The real properties set forth in Schedule 3.08.
     ----------

     Real Property:  All realty, towers, fixtures, easements, rights-of-way,
     -------------
leasehold and other interests in real property, buildings, improvements and construction-in-progress owned, leased, occupied, used or held for use by the Company.

     Restriction:  Any agreement, option, warrant, escrow, proxy, buy-sell
     -----------
agreement, power of attorney or other Contract, arrangement or understanding, which (i) results or may result in any person acquiring, any shares of the Company's stock, any of the proceeds of, or any distributions paid or payable with respect to, any of the shares, or any interest in such shares, or proceeds or distributions, (ii) restricts or may restrict the transfer of, or the exercise of any rights of the enjoyment of any benefits arising by reason of ownership of, any such shares, proceeds or distributions or (iii) creates or may create a Lien affecting such Shares, proceeds or distributions.

     Shareholders Agreement:  Shareholders Agreement substantially in the form
     ----------------------
attached hereto as Exhibit B, executed by the parties pursuant to Section 8.04.

     Technical Assistance Agreement:  Technical Assistance Agreement
     ------------------------------
substantially in the form attached hereto as Exhibit E, executed by Investor and the Company pursuant to Section 8.05.

     Title Document:  Any deed, grant of easement, certificate of title or other
     --------------
document which confirms and vests title or ownership of any property or any interest in property--real, personal or intangible--in the Company.


 ARTICLE 2 - PURCHASE AND SALE

     2.01     Closing.  The Closing of the transaction contemplated hereby shall
              -------
be held on the later of July 23, 1997, or the date on which Investor has received approval from the Overseas Investment Commission, or such earlier date specified by UIH and Investor in writing (the "Closing Date").

     2.02     Subscription for Stock.  Subject to the conditions specified in
              ----------------------
Section 6.01 hereof, on the Closing Date, the Company shall offer Investor, and Investor shall accept such offer, the allotment to Investor of 350,000 ordinary shares in the Company (the "Initial Investor Shares") so that Investor holds 35% of all the ordinary shares in the Company on issue. Subject to the conditions specified in Section 2.03(b)(i), the Company shall offer Investor, and Investor shall accept such offer, the allotment to Investor of one additional ordinary share (the "Remaining Investor Share").

     2.03     Purchase Price.  (a)  The subscription price for the Initial
              --------------
Investor Shares shall be payable in U.S. dollars and shall be equal to the sum of NZ$29,945,828 (using the arithmetic average of the bid and ask conversion rate specified by Reuters Wire Service at 10 a.m. (Saskatchewan time) on the Closing Date) payable by wire transfer at closing to the bank account designated in writing by the Company.

         (b) The subscription price for the Remaining Investor Share shall be payable in U.S. dollars and shall be equal to the sum of NZ$1,346,154 (using the arithmetic average of the bid and ask conversion rate specified by Reuters Wire Service at 10 a.m. (Saskatchewan time) on the business day prior to the Closing
Date), which shall be used to purchase an interest bearing term deposit or such other security that the Investor and UIH may agree upon which shall be delivered on the Closing Date to the solicitors for the Investor to be held in trust and delivered:

              (i) to the Company upon written notification from the Investor and UIH (which the parties hereby agree to deliver upon the occurrence of such events) confirming that the Company has achieved one of the following milestones:

                    (A)  35% CATV penetration rate on or before
         December 31, 1999. Penetration rate shall be defined as the average number of paying subscribers in any given calendar month divided by the average number of homes passed for that month; or

                    (B) the Company has secured the right to offer Sky programming including without limitation the Sky sports channel any time before December 31, 1998, based upon industry standard terms and conditions for the provision of such programming. (It being agreed that it is not mandatory that the Company execute a contract for the provision of Sky programming in order to achieve this milestone but the Company must have the option to offer such programming should the Board, including nominees of both Shareholders elect to do so); or

                    (C) earnings before interest, taxes,
         depreciation and amortization (EBITDA) for the Company equal or exceed NZ$10.5 million for the calendar year ending December 31, 1999, based on audited financial statements for the said period.

              (ii) to the Investor if such solicitors have not received the written notification referred to in Section 2.03
     (b)(i)(a, b or c) by the later of (A) 10 business days following receipt by the Company of audited financial statements for the year ended December 31, 1999, or (B) March 1, 2000; or

              (iii) as the Investor and UIH may jointly direct such solicitors in writing.

     2.04     Issue of Investor Shares.  (a)  Upon receipt of the initial
              ------------------------
portion of subscription price in accordance with Section 2.03(a), the Company shall:

              (i)   issue the Initial Investor Shares to Investor;

              (ii) deliver to the Investor a share certificate in respect of the Initial Investor Shares;

              (iii) enter the name of Investor as the holder of the Initial Investor Shares in the Register of Members of the Company; and

              (iv) as soon as practicable, file all necessary documents recording the issue of the Initial Investor Shares with the Registrar of Companies.

         (b) Upon the occurrence of the events described in Section 2.03(b)(i), including delivery of the remaining portion of the subscription price, the Company shall:

              (i)   issue the Remaining Investor Share to Investor;

              (ii) deliver to the Investor a share certificate in respect of the Remaining Investor Share;

              (iii) enter the name of Investor as the holder of the Remaining Investor Share in the Register of Members of the Company; and

              (iv) as soon as practicable, file all necessary documents recording the issue of the Remaining Investor Share with the Registrar of Companies.


 ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
OF UIH AND THE COMPANY

     To induce Investor to enter into this Agreement, UIH and the Company jointly and severally represent and warrant to Investor as follows, except that the Company makes no representation or warranty with respect to the matters set forth in Sections 3.01(b) and 3.02(b):

     3.01  Organization, Corporate Power and Authorization.
           -----------------------------------------------

           (a) The Company is a corporation duly organized and validly existing under the laws of New Zealand. The Company has full corporate power and authority to enter into this Agreement and the Shareholders Agreement, to perform its obligations under this Agreement and the Shareholders Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other actions on the part of the Company and its shareholders, except for the consents and actions contemplated by Section 6.01. This Agreement and any agreement, instrument, certificate or other document executed by the Company pursuant to this Agreement, including the Shareholders Agreement, has been, or prior to the Closing will be, duly executed by the Company and is, or when so executed will be, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

           (b) UIH is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. UIH is a wholly owned subsidiary of UIH Australia/Pacific, Inc., which in turn is a wholly owned subsidiary of UAP. United International Properties, Inc., a wholly owned subsidiary of United International Holdings, Inc. ("UIHI"), owns 98.0% of the issued and outstanding common stock of UAP. UIHI, a Delaware corporation, is a publicly traded company with securities quoted on the Nasdaq National Market System. UIH has full corporate power and authority to enter into this Agreement and the Shareholders Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by it have been duly and validly authorized by all necessary corporate or other actions on the part of UIH. This Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement, including the Shareholders Agreement, has been, or prior to the Closing will be, duly executed and delivered by UIH and is, or when so executed and delivered will be, the valid and binding obligation of UIH enforceable in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

           (c) The Company has all requisite corporate and other power and authority to carry on its business as currently conducted and to own, lease, use and operate its properties at the places currently located and in the manner currently used and operated.

     3.02  No Violation.
           ------------

           (a) The Company's execution and delivery of this Agreement, its performance of its obligations hereunder and the consummation of the transactions contemplated hereby will not violate any provision of Law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, the Constitution of the Company, or under any agreement, contract or other instrument to which the Company is bound. The Company has obtained all consents, governmental or otherwise, necessary for its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for the consents and actions contemplated by Section 6.01.

           (b) UIH's execution and delivery of this Agreement, its performance of its obligations hereunder and the consummation of the transactions contemplated hereby will not violate any provision of Law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or bylaws of UIH, or under any agreement, contract or other instrument to which UIH is bound.

     3.03  Company Capitalization.
           ----------------------

           (a) The authorized capital stock of the Company consists of 500,000 ordinary shares, all of which shares have been duly and validly issued and fully paid as of the date hereof. UIH is the registered and beneficial owner of all such issued shares. The Company plans to issue to UIH an additional 150,000 ordinary shares in connection with the repayment or conversion of indebtedness pursuant to Section 6.08. No preemptive rights exist as to such shares. No other shares or equity securities of the Company (including, without limitation, any options, rights, warrants to purchase or subscribe for, or any commitment or obligation of any kind to issue, any shares) have been issued, authorized, reserved for a particular purpose or held as treasury stock. Neither UIH nor the Company is a party to any agreement that grants to any person the right to purchase or otherwise acquire any shares of stock of the Company, or otherwise restricting, limiting, or in any manner affecting their issuance pursuant to the terms of this Agreement.

           (b) When issued at the closing pursuant to the terms hereof, the Initial Investor Shares will be duly issued and fully paid. Following the issuance of the Initial Investor Shares, the Initial Investor Shares will represent a 35% equity interest in the Company. The Initial Investor Shares will not be subject to any Liens, charges or other encumbrances or Restrictions, and the Company has not taken any action that would result in the imposition of any such lien, charge or other encumbrance or Restriction.

     3.04  Financial Statements.
           --------------------

           (a) The Company has delivered to Investor the following financial statements (the "Financial Statements"): (i) the audited balance sheets of the Company as of December 31, 1994, 1995 and 1996, and the profit and loss account and statement of cash flows of the Company for the years ended December 31, 1994, 1995 and 1996; and (ii) the unaudited balance sheet of the Company as of June 30, 1997, (the "Interim Balance Sheet") and the related unaudited statements of operations, stockholders' equity and cash flows (the "Interim Financial Statements").

           (b) The Financial Statements are complete and accurate in all material respects, present fairly the financial position and the results of operations of the Company as of the respective dates and for the periods indicated, are consistent with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles as used in New Zealand on a consistent basis throughout the periods involved. The bookkeeping and accounting records of the Company are complete and accurate in all material respects and fairly reflect the financial transactions of the Company.

           (c) Since the date of the Interim Balance Sheet, except as disclosed in Schedule 3.04(c), (i) there has not been (A) any material adverse change in the business prospects, operations, assets, liabilities (actual or contingent), earnings or financial or other condition of the Company, or (B) any change in the authorized or actual capitalization of the Company and (ii) the Company has not (A) incurred any liability, actual or contingent (other than current liabilities for operating expenses incurred in the ordinary course of business),
(B) entered into, or committed to enter into, any material transaction other than the transactions contemplated by this Agreement (or transactions in the ordinary course of business), (C) declared or paid any dividend or distribution on its capital stock or acquired any stock of any other Person; or (D) acquired or disposed of or committed to acquire or dispose of any of its material assets (except in the ordinary course of business and as fully disclosed in Schedule 3.04(c) to this Agreement).

           (d) Except as disclosed in the Financial Statements and except to the extent that full provision has been made therefor with respect to any taxable gain arising on the disposal of an asset, no asset is included in the Financial Statements at a value that if it had been obtained on the disposal or deemed disposal of the asset at the relevant balance sheet date, a taxable gain would have arisen or accrued in an amount exceeding NZ$100,000 in the aggregate for all such assets.

           (e) The net loss of the Company as set forth on the income and loss statement for the year ended December 31, 1996, has not, except as disclose in such Financial Statement, been effected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expense, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such net loss exceptionally high or low.

     3.05  Taxes. (a)   The Company has duly and timely filed all tax
           -----
returns and reports required to be filed by it. All such tax returns and tax reports are true, correct and complete and present fairly and accurately the information required to be shown therein. The Company has paid all taxes as shown on such returns and reports or as otherwise payable by them to all taxing authorities and full provision has been made for all taxation liability to be assessed on the Company or for which it may become accountable for with respect to distributions made or deemed under any relevant taxation legislation to be made on or before the last day of the taxable period for which the most recent tax returns have been filed.

           (b) The accrual for taxes reflected in the Financial Statements is, in the aggregate, adequate to cover any and all national, local or foreign tax liabilities (whether or not disputed) of the Company for the period covered by such Financial Statements and for all tax liabilities arising out of transactions entered into or states of fact existing prior to the date of the Interim Balance Sheet, and have been calculated in accordance with accounting principles and standards generally accepted by relevant taxing authorities and such principles and standards have been consistently applied.

           (c) There are no pending or threatened claims for tax deficiencies, penalties or interest asserted against the Company by any taxing authority. There are no agreements or waivers extending the time for the assessment of any tax or tax deficiency against the Company.

           (d) The Company made deductions from employee compensation in compliance with all applicable law and all amount due to be paid prior to the date hereof to any taxation authority with respect to such deductions have been paid.

           (e) The tax loss carry-forwards as set out in the Company's tax return for the fiscal year ended December 31, 1995, and for subsequent periods have not been transferred by the Company and are eligible to offset future earnings of the Company, to the extent allowed by applicable law.

     3.06  Litigation.  Except as set forth in Schedule 3.06, there are no
           ----------
actions, proceedings, claims or investigations filed or, to the best of UIH's or the Company's knowledge, threatened or pending by or before any court, arbitrator or administrative agency to which the Company is a party in which an adverse determination might adversely affect the Company or a material portion of any of the Company's assets or rights or that questions the validity of this Agreement or seeks to restrain or enjoin the consummation of the transactions
contemplated by this Agreement.   To the best of UIH's and the Company's
knowledge, there are no circumstances likely to lead to any legal action, claim proceeding or arbitration, nor is the Company likely to be prosecuted for any criminal offense. With respect to the Hirini Contractors Limited ("Hirini") matter listed in Schedule 3.06, the Company has conducted a reasonable investigation necessary for it to make the following representation. The Company hereby confirms that no representations, waivers or agreements have been made by management of the Company that would amend, alter or supplement the Hirini construction contract dated December 6, 1996, which is the only agreement among the parties.

     3.07  Licenses.  The Company has provided to Investor true and correct
           --------
copies of all Licenses issued in connection with the business of the Company.

     3.08  Assets.  Schedule 3.08 attached hereto is a true and complete list of
           ------
(a) all of the material tangible personal property owned by the Company, and (b) all of the real property occupied or used by the Company. Except has set forth on Schedule 3.08 attached hereto, (a) the Company has not created any debentures, charges, pledges, security interests or any other encumbrances with respect to any of its Assets, and (b) no third party has any interest in the Assets.

     3.09  Contracts.  Schedule 3.09 attached hereto contains a true and correct
           ---------
list of all of the Contracts to which the Company is a party. To the best knowledge of UIH and the Company, following careful review, the Company is not in material default or breach of any Contracts or other instruments to which its is a party or by which it is bound and there exist no fact which, after notice or lapse of time or both, would constitute a material default or breach and all such Contracts and instruments are in full force, according to the terms thereof, and the Company is entitled to the benefits therefrom.

     3.10  Compliance with Laws.  The Company has complied in all material
           --------------------
respects with all Laws in respect of the conduct of its business and ownership, possession, maintenance and operation of its properties and Assets.

     3.11  Consents.  Except as set forth on Schedule 3.11, there are no
           --------
consents or other authorizations required to be obtained for the transactions contemplated by this Agreement to be consummated.

     3.12  Brokers.  Neither the Company nor UIH has employed or retained any
           -------
broker, agent or finder, or agreed to pay any fee, commission or similar payment to any such person, on account of this Agreement or the transactions contemplated hereby with respect to which Investor would be liable.

     3.13  Transactions with UIH.  Except as set forth on Schedule 3.13 attached
           ---------------------
hereto, there are no Contracts, or any outstanding claims, liabilities or accounts due or owing from the Company to UIH, UAP or any of their Affiliates with respect any agreements in existence, between the Company and UIH, UAP or any of their Affiliates including, without limitation, the Technical Assistance Agreement.

     3.14  Director, Officer and Employee Matters.  Except as set forth on
           --------------------------------------
Schedule 3.14 attached hereto, (a) there are no employment agreements, consulting agreements, non-competition agreements, deferred compensation agreements or similar agreements between the Company and any of its directors, officers and employees, (b) there are no amounts owing to any present director or any person who has been a director of the Company since July 9, 1994, other than remuneration due or for reimbursement of business expenses, and (c) there are no accrued and unpaid bonuses or any deterred compensation arrangements with respect to any employee or officer of the Company.

     3.15  Insurance.  Schedule 3.15 attached hereto sets forth a true and
           ---------
correct list of all insurance policies held by the Company and attached to
Schedule 3.15 are certificates of insurance with respect to such policies. All premiums with respect to such insurance policies have been duly paid to date. To the best knowledge of the Company and UIH, all such policies are in force and are not voidable on account of any act, omission or non-disclosure on the part of the insured party.

     3.16  Subsidiaries.  Except as listed on Schedule 3.16 attached hereto, (a)
           ------------
the Company has no subsidiaries (as such term is defined in the New Zealand Companies Act 1993) or any ownership interest in any other company or partnership, and (b) there are no funding obligations with respect to any such subsidiaries or ownership interests in any other company or partnership.

     3.17  Intellectual Property.  Except as disclosed on Schedule 3.17 attached
           ---------------------
hereto, to the best knowledge of the Company and UIH after due inquiry, there are no legal impediments that prevent the Company carrying on its business under the names currently used as part of it principle business operations. To the best knowledge of UIH and the Company, following careful review, the Company is not in material default or breach of any licenses or other agreements granting the Company rights to use the intellectual property used by the Company in carrying on its business (the "Intellectual Property Agreements") and there exists no fact which, after notice or lapse of time or both, would constitute a material default or breach and all such licenses and agreements are in full force, according to the terms thereof. To the best knowledge of the Company and UIH, the intellectual property rights granted to the Company pursuant to the Intellectual Property Agreements (assuming that the licensors of such rights have the right and authority to license such rights) or otherwise held by the Company are sufficient for the Company to carry on its business substantially as it is currently being conducted.

     3.18  Environmental.
           -------------

           (a) All Primary Properties are in a condition that is free of all contamination including, without limitation, any patent or latent environmental contamination of the atmosphere air, sub-soil groundwater or surface waters within or adjacent to such Primary Properties.

           (b) No hazardous materials and no other materials intended for use or generated in the business of the Company have been or are used stored treated or otherwise disposed of by the Company in violation of applicable Environmental Requirements.

           (c) All hazardous materials removed or emitted from the Primary Properties were and are documented transported and disposed of in compliance with all applicable Environmental Requirements.

           (d) Except as set forth in Schedule 3.18(d), the Company has not been responsible for any spill, discharge, leak, emission, injection, disposal, escape, leaching, dumping or release on, under, or from any of the Properties or into the environment surrounding such properties of any Contaminants. To the best knowledge of UIH and the Company, there has not been any spill, discharge, leak, emission, injection, disposal, escape, leaching, dumping or release on, under, or from any of the Properties.

           (e) The permits, consents, licenses, approvals, registrations, certificates and authorization required under any and all Environmental Requirements ("Environmental Permits"), the person or entity to whom it was issued and the duration of the Environmental Permit are set forth in Exhibit 3.18(e) and the Company has previously delivered to Investor, true, accurate and complete copies of all such Environmental Permits. There is no agreement or consent order to which the Company is a party in relation to any environmental matter which has not been disclosed.

           (f) Except as set forth in Schedule 3.18(f), to the best of the Company's or UIH's knowledge, (i) there never has been pending or threatened against the Company proceedings based on or related to an Environmental Permit or an Environmental Requirement nor to the best of either of their knowledge any proceedings based on any allegation that the Company is in breach of any Environmental Permit or any Environmental Requirement, (ii) there have been no orders decisions or judgments issued which have not been fully complied with and cleared, investigations conducted or other proceedings taken or threatened by any governmental body or other regulatory authority or threatened in writing by any person under or pursuant to any applicable Environmental Requirements with respect to the business of the Company, and (iii) the Company has not received any written communications which have not been fully complied with and cleared concerning alleged violations of Environmental Requirements or claims with respect to Environmental Requirements in connection with the business of the Company.

     3.19  Information About System.  (a) Schedule 3.19(a) attached hereto
           ------------------------
contains the number of homes passed by activated network, number of basic subscribers, the Company's current rates for basic service, the number of subscribers subscribing at a rate below the standard rate for basic subscription service, and a list of the multi-channel television programing channel lineup, in each case as of the date referenced in such schedule, of the Company's system in the Wellington area.

           (b) Schedule 3.19(b) attached hereto sets forth the procedure used by the Company in estimating the percentages of aerial and underground construction of the Wellington system, which procedure the Company believes to be reasonable given the facts and circumstances of the Company's business.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF INVESTOR

     To induce UIH and the Company to enter into this Agreement, Investor represents and warrants to UIH and the Company as follows:

     4.01  Authority.  Investor is a corporation duly organized, validly
           ---------
existing, and in good standing, under the laws of Saskatchewan. Investor is a wholly owned subsidiary of STHC. Investor has full corporate power and authority to enter into this Agreement and the Shareholders Agreement, to perform its obligations under the Agreement and the Shareholders Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action by Investor. This Agreement is, and the other instruments and documents to be executed and delivered by Investor pursuant hereto, including the Shareholders Agreement, on or prior to the Closing will be, duly executed and delivered by Investor and is, or when so executed and delivered, will be legal, valid and binding obligations of Investor, enforceable in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

     4.02  No Violation.
           ------------

           (a) Investor's execution and delivery of this Agreement, its performance of its obligations hereunder and the consummation of the transactions contemplated hereby will not violate any provision of law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation, bylaws or other governing documents of Investor or under any agreement, contract or other instrument to which Investor is bound. Investor has obtained all consents, governmental or otherwise, necessary for its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

           (b) There are no parties to any contract to which Investor is a party or by which Investor is bound whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required, or is otherwise necessary, in connection with the execution, delivery or performance of this Agreement or any of the Additional Agreements by Investor.

     4.03  Brokers.  Investor has not employed or retained any broker, agent
           -------
or finder, or agreed to pay any fee, commission or similar payment to any such person, on account of this Agreement or the transactions contemplated hereby with respect to which the Company or UIH would be liable.

                    ARTICLE 5 - CONDUCT PENDING THE CLOSING

     Pending the Closing, and except as otherwise consented to or approved by Investor in writing, the Company and UIH each agree as follows:

     5.01  Business in Ordinary Course.  The Company shall conduct its business
           ---------------------------
diligently, in good faith and in the ordinary course, consistent with past practices, and will not engage in any transaction, including, without limitation, entering into or amending any Contract, incurring any liability or obligation (absolute or contingent), or making any advance of expenditure, other than in the ordinary course of business, nor change in any material respect its business policies or practices.

     5.02  Books and Records.  The Company will bring its minute book current
           -----------------
and thereafter will maintain its books, accounts and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles and good business practice.

     5.03  Representations and Warranties.  The Company will not take any action
           ------------------------------
or omit to take any action which would or might result in any of the representations and warranties made in Article 3 being untrue or incomplete in any material respect.

     5.04  Full Access.  Upon reasonable notice the Company shall afford to
           -----------
Investor, and its attorneys, accountants and other authorized representatives, full access during regular working hours to its offices, properties, personnel, books and records, in order that Investor may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company will cause its officers, accountants, attorneys, employees and agents to cooperate with Investor and to make full disclosure to Investor of such additional information regarding the Company as Investor or its agents may reasonably request. In exercising its rights pursuant to this Section 5.04, Investor shall not interfere in the operation of the Company's business.

     5.05  Conditions.  The Company and UIH shall use their respective best
           ----------
efforts to cause the conditions specified in Article 6 to be satisfied as promptly as practicable.


               ARTICLE 6 - CONDITIONS OF INVESTOR'S OBLIGATIONS

     The obligations of Investor to complete the transactions provided for herein are subject to all of the following conditions, any of which may be waived in writing by Investor:

     6.01  Corporate Action. The following shall have occurred:
           ----------------

           (a) The adoption of the New Constitution, substantially in the form attached hereto as Exhibit A, or such other form as is agreed between UIH and Investor.

           (b) The approval of UIH, as sole shareholder of the Company, pursuant to the New Constitution with respect to the issuance of the Investor Shares and any other approval to the issue of the Investor Shares considered necessary or desirable in the sole discretion of the Board of Directors of the Company.

           (c) The approval of the Board of Directors of the Company in accordance with the New Constitution with respect to the issuance of the Investor Shares.

           (d) The giving by the Board of Directors of the Company of any certificate required under Section 47 of the Company's Act 1993 of New Zealand and the New Constitution.

           (e) The Company shall procure the ratification by its Board of Directors and Shareholders of all actions taken by the Company since July 9, 1994 which could have required the approval of the Company's Board.

     6.02  Receipt of Consents.  All of the approvals and consents described
           -------------------
in Schedule 3.11 and approval from the Overseas Investment Corporation shall have been obtained prior to the Closing, and shall be in full force and effect and all filings or other actions described in Schedule 3.11 shall have been made in accordance with all applicable requirements.

     6.03  Performance.  The Company and UIH shall have performed and
           -----------
complied in all material respects with all agreements, covenants and conditions hereunder to be performed and complied with by either of them at or prior to the Closing.

     6.04  Representations and Warranties True and Complete.  Each of the
           ------------------------------------------------
representations and warranties of UIH and the Company contained herein shall be true and complete in all material respects when made and as of the Closing, with the same effect as if made at and as of the time of Closing.

     6.05  No Legal Proceedings.  There shall be no legal proceedings that
           --------------------
challenge the transactions contemplated by this Agreement or would otherwise materially adversely affect the business, operations, condition (financial or otherwise) or prospects of the Company.

     6.06  Interconnect Agreement.  The Company and Telecom New Zealand shall
           ----------------------
have entered into an interconnect agreement providing the Company with the ability to provide local loop telephony services to subscribers in its operating area.

     6.07  Investor Consents and Approvals.  Investor shall have obtained all
           -------------------------------
necessary approvals and consents required for it to consummate the transactions contemplated in this Agreement, including without limitation, the approval of the board of directors of Investor, the Crown Investment Corporation of Saskatchewan and any other necessary governmental and cabinet approvals.

     6.08  Conversion of Certain Indebtedness.  All loans to and indebtedness of
           ----------------------------------
the Company owing to UIH, UAP or their Affiliates other than those listed on Part B of Schedule 3.13 attached hereto, shall have been converted into equity of the Company, or repaid by the Company with amounts contributed by UIH, and all charges over the assets of the Company shall have been released.


ARTICLE 7 - CONDITIONS OF THE COMPANY'S
AND UIH'S OBLIGATIONS

     The obligations of the Company and UIH to complete the transactions provided for herein are subject to all of the following conditions, any of which may be waived in writing by the Company and UIH:

     7.01  Corporate Action. The conditions specified in Section 6.01 hereof
           ----------------
shall have occurred.

     7.02  Receipt of Consents.  All of the approvals and consents described
           -------------------
in Schedule 3.11 and approval from the Overseas Investment Corporation shall have been obtained prior to the Closing, and shall be in full force and effect.

     7.03  Performance by Investor.  Investor shall have performed and complied
           -----------------------
with all covenants, agreements and conditions to be performed and complied with by it hereunder at or prior to the Closing.

     7.04  Truth of Representations and Warranties.  Each of representations
           ---------------------------------------
and warranties of Investor contained herein shall be true and complete in all material respects of the date hereof and as of the Closing with the same effect as if then made when made and as of the Closing.

     7.05  No Legal Proceedings.  There shall be no legal proceedings that
           --------------------
challenge the transactions contemplated by this Agreement.


ARTICLE 8 - DELIVERIES BY THE PARTIES

     8.01  Company Deliveries at Closing.  At the Closing, the Company shall
           -----------------------------
deliver to Investor:

           (a) The certificates evidencing the Investor Shares pursuant to
Section 2.04(b).

           (b) Duly certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Shareholders Agreement and by the Company and the actions contemplated by Section 6.01(c), which resolutions shall be in full force and effect at and as of the Closing.

           (c) Evidence that all consents and approvals listed on Schedule 3.11 have been obtained and are in full force and effect.

           (d) A certificate, signed by the Company's chief executive officer dated as of the Closing Date, representing and warranting to Investor (i) that all representations and warranties of the Company made in the Agreement are true and correct on and as of the Closing Date with the same effect as if then made and (ii) that all conditions to Investor's obligations at the Closing set forth in the Agreement have been satisfied.

           (e) An opinion of Sean Wynne, corporate counsel to the Company, dated the Closing Date, addressed to Investor in substantially the form attached hereto as Exhibit C.

     8.02  UIH Deliveries at Closing.  At the Closing, UIH shall deliver to
           -------------------------
Investor:

           (a) Duly certified copies of resolutions of the Board of Directors of UIH authorizing the execution, delivery and performance of this Agreement and the Shareholders Agreement by UIH, which resolutions shall be in full force and effect at and as of the Closing.

           (b) A certificate signed by UIH's Chief Executive Officer dated as of the Closing Date, representing and warranting to Investor (i) that all representations and warranties of UIH made in the Agreement are true and correct on and as of the Closing Date with the same effect as if then made and (ii) that all conditions to Investor's obligations of the Company set forth in the Agreement have been satisfied.

           (c) Evidence that the condition specified in Section 6.08 shall have occurred, and all charges over the Company's assets shall have been released.

           (d) An opinion of Holme Roberts & Owen LLP, UIH's counsel, dated the Closing Date, addressed to Investor in substantially the form attached hereto as Exhibit D.

     8.03  Investor Deliveries at Closing.  At the Closing, Investor shall
           ------------------------------
deliver to the Company and, in the case of items listed in Section 8.03(b), (c):

           (a) The Subscription Price pursuant to Section 2.03.

           (b) A certificate signed by Investor's president, dated as of the Closing representing and certifying to the Company (i) that all representations and warranties of Investor made in this Agreement are true and correct on and as of the Closing Date with the same effect as if then made and (ii) that all conditions to the Company's obligations at the closing set forth in the Agreement have been satisfied.

           (c) Duly certified copies of resolutions of the Boards of Directors of Investor authorizing the execution, delivery and performance of this Agreement and the Shareholders Agreement by them, which resolutions shall be in full force and effect at and as of the Closing.

           (d) Evidence that the consent of the Overseas Investment Commission has been obtained and is in full force and effect.

           (e) An opinion of D.K. Burnett, corporate counsel to STHC, dated the Closing Date, addressed to Investor in substantially the form attached hereto as Exhibit E.

           (f) Designation of the two directors of the Company nominated by Investor as contemplated in the Shareholders Agreement.

     8.04  Shareholders Agreement.  At the Closing, Investor, UIH and the
           ----------------------
Company shall execute and deliver to each other the Shareholders Agreement, substantially in the form of Exhibit A attached hereto.

     8.05  Technical Assistance Agreement.  At the Closing, Investor and the
           ------------------------------
Company shall execute and deliver to each other the Technical Assistance Agreement, substantially in the form of Exhibit F attached hereto.


                         ARTICLE 9 - MUTUAL COVENANTS

     9.01  Compliance with Conditions.  Each of the parties hereto covenants
           --------------------------
and agrees with the other parties hereto to exercise its best efforts and the utmost good faith to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied by such party hereunder.

     9.02  Confidentiality.
           ---------------

           (a) General.  Any information or documents that either party to this
               -------
Agreement provides to the other, or that a party develops in the course of completing the transactions contemplated by this Agreement, with the exception of publicly available data or as otherwise required under management agreements with Affiliates of the parties, shall be treated as confidential and proprietary and shall not be disclosed to any third parties without the consent of the Company, UIH and Investor. The parties will attempt to identify confidential information specifically as such. In addition, except as allowed in Section 9.02(b) below, each party agrees not to make any disclosure of this Agreement, the Shareholders Agreement, the Technical Assistance Agreement or their contents or any related activities without the consent of the other party.

           (b) Public Announcements.  Neither the Company, UIH nor Investor
               --------------------
shall issue any press release or make any other public disclosure relating to the transactions contemplated by this Agreement without the prior consent of the other and without consulting the other about the content and timing of such release or announcement.

           (c) Disclosure for U.S. Securities Purposes.  Notwithstanding any
               ---------------------------------------
other provision of this Section 9.2 to the contrary, no party shall be limited in its ability to make such public announcements or disclosures as it may consider necessary or appropriate pursuant to the reporting requirements or other disclosure obligations under U.S. securities laws or other applicable law, on the condition that the party making an announcement or disclosure shall give the other party at least forty-eight hours' notice before making it, to the extent legally possible.

           (d) Effect of Failure to Close:  If this Agreement is terminated
               --------------------------
prior to closing, the obligations under Section 9.02 shall continue for a period of two years after the date of this Agreement.

     9.03  Annual Budget and Long-Range Plan of the Company.  Investor and UIH
           ------------------------------------------------
shall in good faith prepare no later than 45 days after the Closing the initial annual budget and long-range plan of the Company, including funding requirements for the completion of construction of the system in Wellington being constructed by the Company. Upon completion, such annual budget and long range plan shall be attached hereto as Exhibit G.

     9.04  Repayments to UIH.  Investor and UIH shall cause the Company as soon
           -----------------
as reasonably possible, but no later than 30 days after the Closing, to repay to UIH and its Affiliates the amounts identified in paragraphs 1 and 2 of Part B of
Schedule 3.13.


                             ARTICLE 10 - SURVIVAL

     10.01 Survival. The provisions of Section 9.02 and this Article 10 shall
           --------
survive the Closing and will not terminate except as expressly provided therein. No party hereto may make any claim, other than in respect to the representations and warranties set forth in Sections 3.01 and 3.03(b) of this Agreement, after the first anniversary of the Closing Date.

     10.02 Indemnification.  Each party shall defend, indemnify and hold
           ---------------
harmless the other parties from and against any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense (including, without limitation, reasonable attorneys' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), in connection with any action, suit, proceeding or demand materially relating to any breach or failure of any written representation or warranty or covenant of such indemnifying party contained in this Agreement or in any certificate, instrument of transfer or other document or agreement executed by such indemnifying party in connection with this Agreement.


                            ARTICLE 11 - GUARANTEES

     11.01 UAP Guarantee.  In consideration of the Investor entering into and
           -------------
acting in accordance with this Agreement, UAP (as principle obligor and not merely as a surety) unconditionally and irrevocably guarantees and as a continuing obligation the proper and punctual performance by UIH and the Company of (a) all of their respective obligations under or pursuant to this Agreement, including the obligations under Section 10.02 hereof; and (b) its respective funding obligation under Section 3.2.1 of the Shareholders Agreement.

     11.02 STHC Guarantee.  In consideration of the Investor entering into
           --------------
and acting in accordance with this Agreement, STHC (as principle obligor and not merely as a surety) unconditionally and irrevocably guarantees and as a continuing obligation the proper and punctual performance by Investor of (a) all of its respective obligations under or pursuant to this Agreement, including the obligations under Section 10.02 hereof; and (b) its respective funding obligation under Section 3.2.1 of the Shareholders Agreement.

     11.03 General.  The liability of UAP and STHC hereunder shall not be
           -------
discharged or impaired but any amendment or variation of this Agreement, any release of, or granting of time or other indulgence to UIH, Investor, the Company or any third party (or any of them), any liquidation, administration, receivership or winding up of UIH, Investor or the Company or by any other act or omission or any other elements or circumstances whatsoever which would or might operate to impair or discharge the liability of UAP and STHC under this
Article 11.


                           ARTICLE 12 - TERMINATION

     This Agreement may be terminated before the Closing:

           (a) by mutual written consent of the Investor and UIH at any time prior to the Closing;

           (b) by Investor through written notice to UIH if there has been a material breach by UIH or the Company in their respective representations, warranties or covenants set forth herein;

           (c) by Investor through written notice to UIH if any of the conditions set forth in Article 6 of this Agreement has not been satisfied on or before December 31, 1997;

           (d) by UIH or the Company through written notice to Investor if there has been a material breach by Investor in its representations, warranties or covenants set forth herein; and

           (e) by UIH or the Company through written notice to Investor if any of the conditions set forth in Article 7 of this Agreement has not been satisfied on or before December 31, 1997.


                             ARTICLE 13 - NOTICES

     All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, by facsimile transmission to such party at the facsimile number set forth for such party on the signature pages below, or by depositing the same with Federal Express or another reputable private international courier service for the soonest business day delivery offered by such courier service to the intended addressee at its address set forth on the signature page below, or at such other address or telecopy number as may be designated by such party.

     To the Company:

                    Saturn Communications Limited
                    75 The Esplanade, Petone
                    P.O. Box 38-600
                    Wellington, New Zealand
                    Attention:  Chief Executive Officer
                    Telecopy No:  (644) 915-5100

     To Investor:

                    SaskTel Holding (New Zealand) Inc.
                    2121 Saskatchewan Drive
                    Regina, Saskatchewan  Canada S4P 342
                    Attention:  President
                    Telecopy No: (306) 359-7475

     To UIH:

                    UIH New Zealand Holdings, Inc.
                    4643 South Ulster Street, Suite 1300
                    Denver, Colorado   80237
                    U.S.A.
                    Attention:  Chief Executive Officer
                    Telecopy No.:  (303) 770-4207

     Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if delivered in person, when actually delivered to the relevant address; (b) if given by courier, on the fifth business day (of the sending party) after submitted to the courier with appropriate delivery instructions; or (c) if given or made by facsimile, when dispatched if the transmission report has the correct number or pages and correct facsimile number of the recipient on it.


                          ARTICLE 14 - MISCELLANEOUS

     14.01 Further Assurances.  The parties shall make, execute and deliver such
           ------------------
other documents as may be reasonably necessary or proper to consummate the transactions contemplated by this Agreement.

     14.02 Headings.  The article and section headings in this Agreement are for
           --------
convenience only and shall not be used in its interpretation or considered part of this Agreement.

      14.03    Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts or counterpart signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14.04    Amendments.  No provision of this Agreement shall be altered,
               ----------
amended, revoked or waived except by an instrument in writing signed by Investor, UIH and the Company and designated as an amendment, revocation or waiver.

      14.05    Assignment.  This Agreement and all agreements made and entered
               ----------
into in connection with this Agreement shall be binding upon and inure to the benefit of the Company, UIH and Investor. None of Investor, UIH or Company shall assign any of their rights under this Agreement or delegate their duties hereunder unless they obtain the prior written consent of the other parties, except that Investor may, upon notice to the Company assign, in whole or in part, its rights and obligations under this Agreement to an Affiliate.

      14.06    Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
between the parties concerning the subject matter hereof and replaces and supersedes any prior and contemporaneous negotiations, agreements and understandings among the parties.

      14.07    No Waiver.  The failure or delay of any party at any time or from
               ---------
time to time to exercise any right under or enforce any provision of this Agreement shall not be construed as implying a waiver of such provision or of the right of that party to exercise or enforce it subsequently. No single or partial exercise of any right under this Agreement shall preclude the further or full exercise of the right. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default.

      14.08    Severability.  If any provision of this Agreement or the
               ------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Notwithstanding the foregoing, the Company and Investor shall negotiate in good faith or attempt to agree on the terms of a mutually satisfactory provision to replace any invalid or unenforceable provision.

      14.09    Governing Law.  This Agreement shall be governed by New Zealand
               -------------
law.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

                       INVESTOR:
                       --------

                       SASKTEL HOLDINGS (NEW ZEALAND) INC.



                       By:_____________________________________________
                          Donald R. Ching, Chairman of the Board



                       By:_____________________________________________
                          D.J. Bassen, President

                       UIH:
                       ---

                       UIH NEW ZEALAND HOLDINGS, INC.


                       By:/s/ Michael T. Fries
                          ---------------------------------------------
                          Michael T. Fries, Chief Executive Officer

                       COMPANY:
                       -------

                       SATURN COMMUNICATIONS LIMITED


                       By:/s/ Michael T. Fries
                          ---------------------------------------------
                          Michael T. Fries, Director

                       UAP:
                       ---

                       UIH ASIA/PACIFIC COMMUNICATIONS, INC.


                       By:/s/ Michael T. Fries
                          ---------------------------------------------
                          Michael T. Fries, Chief Executive Officer

                       STHC:
                       ----

                       SASKATCHEWAN TELECOMMUNICATIONS
                         HOLDING CORPORATION, INC.



                       By:/s/ Donald R. Ching
                          ---------------------------------------------
                          Donald R. Ching, President and Chief Executive Officer


                       By: /s/ W.L. Baldwin
                           --------------------------------------------
                       Its:____________________________________________

   [Exhibits B and F are included elsewhere in this Registration Statement;
                     Other Exhibits and Schedules Omitted]

           AMENDMENT NO. 1 TO SUBSCRIPTION AND INVESTMENT AGREEMENT

                         Dated as of September 3, 1997

                                     Among

                      SaskTel Holding (New Zealand) Inc.

              Saskatchewan Telecommunications Holding Corporation

                        UIH New Zealand Holdings, Inc.

                     UIH Asia/Pacific Communications, Inc.

                                      and

                         Saturn Communications Limited

           AMENDMENT NO. 1 TO SUBSCRIPTION AND INVESTMENT AGREEMENT

THIS AMENDMENT NO. 1 to the Subscription and Investment Agreement, dated as of September 3, 1997, is among SaskTel Holding (New Zealand) Inc., Saskatchewan Telecommunications Holdings Corporation, UIH New Zealand Holdings, Inc., UIH Asia/Pacific Communications, Inc., and Saturn Communications Limited.


                                   RECITALS

A. The parties have entered into a Subscription and Investment Agreement dated as of July 21, 1997 (the "Original Agreement").

B. The parties now wish to amend a provision of the Original Agreement by executing this Amendment No. 1 to the Subscription and Investment Agreement (the "Amendment") as follows:


                                   AGREEMENT

1. Capitalized terms used in this Amendment shall have the same meaning as those used in the Original Agreement.

2. The parties agree to amend the Original Agreement by deleting Section 9.03 of the Original Agreement in its entirety and replace with the following provisions:

     "9.03  Annual Budget and Long Range Plan of the Company.  Investor and UIH
      ------------------------------------------------------
     shall in good faith prepare no later than October 10, 1997 the initial annual budget and long-range plan of the Company, including funding requirements for the completion of construction of the system in Wellington being constructed by the Company. Upon completion, such annual budget and long range plan shall be attached hereto as Exhibit G."

                                      26